Exhibit 99.2

NYSE: AJG

Arthur J. Gallagher & Co.

INVESTMENT PROFILE


Brokerage Segment
Risk Management Segment
Financial Services Segment

GROWING VALUE

Arthur J. Gallagher & Co. is the world's fourth largest insurance broker and the world's largest third-party property & casualty claims administrator. Gallagher generates approximately 88% of its revenues domestically, with the remaining 12% derived primarily in Canada, the United Kingdom, Australia and Bermuda.

Brokerage & Risk Management EBITDA (in millions)


$203
$244
$237
$271
$300
$325
$275
$225
$175
$125
13% CAGR
03
04
05
06
07

See important disclosures regarding Non-GAAP measures on page 8.

JANUARY 2008

- Brokerage Segment 2
- Acquisition Strategy 4
- Risk Management Segment 4
- Financial Services Segment 5
- Market Overview 6
- Condensed Financial Statements 7
- Why Invest? 8

As of DECEMBER 31, 2007 (unless otherwise indicated)

Price	$24.19
52-week high/low	$31.83 - $24.01
Trailing 12-mos. revenues	$1.6 billion
Market cap	$2.2 billion
Indicated annual dividend*	$1.28
Yield	5.29 %
Shares outstanding	92.0 million
End of fiscal year	December 31
Price/2007 earnings**	15 x
Number of employees from continuing operations	9,102

* On January 24, 2008 Gallagher's Board of Directors declared a $0.32 per share first-quarter dividend
** Earnings from continuing operations.

www.ajg.com

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Industry Niches ® ®

JANUARY 2008 INVESTMENT PROFILE 2

Gallagher operates its Brokerage operations through a network of more than 200 retail and wholesale sales and service offices located throughout the U.S. and in twelve countries abroad. In addition, Gallagher does business through a network of correspondent insurance brokers and consultants in more than 100 countries around the world.

RETAIL INSURANCE BROKERAGE OPERATIONS 80% BROKERAGE SEGMENT 2007 REVENUES

Gallagher negotiates and places nearly all lines of property & casualty (P/C) insurance, employer-provided health and welfare insurance and retirement solutions principally for middle-market commercial, industrial, public entity, religious and not-for-profit entities. Revenues are generated through commissions paid by insurance companies, which are usually based upon both percentage of the premium paid by insureds and brokerage and advisory fees paid directly by its clients.

Gallagher’s retail brokerage operations are organized in 150 geographical profit centers located in the U.S. and Canada and operate within certain key Niche/Practice Groups, which account for approximately 65% of its retail brokerage revenues. These specialized teams target areas of business and/or industries in which Gallagher has developed a depth of expertise and a large client base.

BROKERAGE SEGMENT - 69% OF 2007 REVENUES

Aviation Commercial Auto Dental Directors &Officers Liability Disability Earthquake

Error & Omissions Fire General Liability Life Marine Medical

Products Liability Professional Liability Property Retirement Solutions Wind Workers Compensation

Agribusiness Aviation & Aerospace Construction Energy Fine Arts Global Risks Habitational

Healthcare Higher Education Hospitality Marine Not-for-Profit Personal Professional Groups

Publlic Entity Real Estate Religious Institutions Restaurant Shopping Centers Transportation

Lines of Coverage

JANUARY 2008 INVESTMENT PROFILE 3

Gallagher’s specialized focus on these Niche/Practice Groups allows for highly-focused marketing efforts and facilitates the development of value-added products and services specific to those industries or business segments. Gallagher believes that the detailed understanding and broad client contacts developed within these Niche/Practice Groups provide Gallagher with a competitive advantage.

Gallagher anticipates that its greatest revenue growth over the next several years for its retail brokerage operations will continue to come from: (i) its Niche/Practice Groups and middlemarket accounts, (ii) cross-selling other brokerage products to existing customers, (iii) developing and managing alternative market mechanisms such as captives, rent-a-captives, deductible plans and self-insurance and (iv) mergers and acquisitions.

WHOLESALE INSURANCE BROKERAGE OPERATIONS 20% BROKERAGE SEGMENT 2007 REVENUES

Gallagher’s wholesale brokerage operations assists Gallagher’s retail brokers and other unaffiliated retail brokers and agents in the placement of specialized, unique and hard to place insurance programs. Revenues are generated by sharing the commission paid to the retail broker by the insurer.

Gallagher’s wholesale brokerage operations are organized in 60 geographical profit centers located in the U.S. and through its approved Lloyd’s of London brokerage in London. In certain cases, Gallagher acts as a brokerage wholesaler and, in other cases, Gallagher acts as a managing general agent or managing general underwriter distributing specialized insurance coverages for insurance carriers.

Over 75% of Gallagher’s wholesale brokerage revenues come from retail brokers and agents that are not affiliated with Gallagher. Based on revenues, Gallagher’s domestic wholesale brokerage operation currently ranks as the fifth largest domestic wholesaler.

Gallagher anticipates growing its wholesale brokerage operations by increasing the number of broker-clients, developing new managing general agency and underwriter programs and through mergers and acquisitions.

Gallagher also continues to strengthen its Strategic Alliance Network of independent broker partners. These relationships are based on strength, service capabilities and shared business philosophies. The network extends Gallagher’s client-service capabilities to more than 100 countries around the world. In 2006, Gallagher introduced a process to brand this network as the Gallagher Optimus Network. Ultimately, this move will give Gallagher’s preferred strategic partners a greater tie to the organization, which should further enhance client services to global accounts.

Strategic Alliance Network

Brokerage Segment Acquisitions Strategy

Gallagher is highly growth-oriented. Its Brokerage Segment growth strategy has two primary components — organic growth through strong new business production, and the strategic acquisition of complementary businesses. Gallagher completed 183 acquisitions from 1985 through December 31, 2007, almost exclusively within the Brokerage Segment. Most were regional or local retail or wholesale brokers possessing a strong middle-market focus or significant expertise in a desirable market niche. Gallagher typically acquires companies that fall within the $5 million to $10 million in revenues range.

Gallagher is highly selective. An acquisition must offer significant benefits, such as expanding the company's talent pool, enhancing its geographic presence and service capabilities, and/or broadening and further diversifying its business mix. In selecting acquisition candidates, Gallagher focuses on:

- a corporate culture that matches its own aggressive, sales-oriented culture
- a profitable, growing business that could further enhance its ability to compete by gaining access to Gallagher's greater resources
- clearly defined financial criteria.

Management anticipates that Gallagher's historical acquisition pace will continue. Contributing to the company's success as an acquirer is its attractiveness as a merger partner. Growth-oriented independent brokers and consultants are attracted by Gallagher's aggressive, sales-oriented culture, team-based approach and depth of resources.

RISK MANAGEMENT SEGMENT - 27% OF 2007 REVENUES

Expertise

- Real-Time Claims Reporting
- Recoveries (subrogation, salvage, etc.)
- Appraisal Services
- Litigation Management
- Information Management
- Managed Care Services
- Loss Control Services
- Safety Programs
- Settlement Management
- Education & Training

Based on revenues, Gallagher's Risk Management operation currently ranks as the world's largest third party P/C claims administrator. Gallagher provides contract claim settlement and administration services for enterprises that choose to self-insure and for insurance companies that choose to outsource their claims handling services.

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INVESTMENT PROFILE JANUARY 2008

JANUARY 2008 INVESTMENT PROFILE 5

The Financial Services Segment manages Gallagher’s interests in tax-advantaged and clean-energy investments as well as its equity ownership position in an alternative investment fund manager that has ownership interests in private investment management firms. Gallagher has been winding down its financial services activities since 2003. Management expects to continue to divest most of the remaining investments in this segment in 2008.

FINANCIAL SERVICES SEGMENT - 4% OF 2007 REVENUES

Approximately 70% of revenues are from workers compensation related claims, 26% are from general and commercial auto liability related claims and 4% are from property related claims. In addition, Gallagher generates revenues from integrated disability management programs, information services, risk control consulting (loss control) services and appraisal services, either individually or in combination with arising claims. Revenues are substantially in the form of fees generally negotiated in advance on a per-claim or per-service basis depending upon the type and estimated volume of the services to be performed.

Gallagher manages its third-party claims adjusting operations through a network of 120 offices located throughout the U.S., the U.K., Australia and Canada. Clients are primarily Fortune 1000 companies, larger middle-market companies, not-for-profit organizations and public entities. Over 80% of Gallagher’s risk management revenues come from clients that do not use Gallagher as their retail or wholesale insurance broker.

The Risk Management Segment expects its most significant growth prospects through the next several years will come from Fortune 1000 companies, larger middle-market companies, captives, program business and the outsourcing of insurance company claims departments.

Fluctuations in premiums charged by property & casualty insurance carriers have a direct and potentially material impact on the insurance brokerage industry. Commission revenues are generally based on a percentage of the premiums paid by insureds and normally follow premium levels. Insurance premiums are cyclical in nature and may vary widely based on market conditions. Various factors, including competition for market share among insurance carriers, increased underwriting capacity and improved economies of scale following consolidations, can result in flat or reduced premium rates (a “soft” market). A soft market tends to put downward pressure on commission revenues. Various countervailing factors, such as heavier than anticipated loss experience and capital shortages, can result in increasing premium rates (a “hard” market). A hard market tends to favorably impact commission revenues. Hard and soft markets may be broad-based or more narrowly focused across individual product lines or geographic areas.

Following a period of market hardening between 2001 and 2003, beginning in 2004 and continuing through 2007, the property & casualty insurance market has been relatively soft in most lines and in most geographic areas, notwithstanding an abnormally high level of hurricane activity and other natural disasters in 2005 and 2006.

Recent market surveys by the Council of Insurance Agents & Brokers and supporting analysis by Lehman Brothers Equity Research indicated that commercial rates continue to soften and fell sharply throughout 2007, with renewal premiums for over 80% of all account sizes dropping between 1.0% and 30.0%. This data indicated that premium rates fell between 10% and 15% in each quarter 2007 as compared to the same quarter 2006.

JANUARY 2008 INVESTMENT PROFILE 6

MARKET OVERVIEW

Except for the historical information and discussions, statements contained herein may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally, and changes in securities and fixed income markets, as well developments in the areas of tax legislation and crude oil prices. Please refer to Gallagher’s filings with the Securities and Exchange Commission (SEC), including Item 1, “Business – Information Concerning Forward-Looking Statements” and Item 1A, “Risk Factors,” of Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for a more detailed discussion of these factors. This document includes certain non-GAAP financial measures as defined under rules promulgated by the SEC. As required by SEC rules, Gallagher has provided reconciliations of those measures to the most directly comparable GAAP measures, which are available on Gallagher’s Web site at www.ajg.com.

Safe Harbor Statement

Arthur J. Gallagher & Co. | Condensed Financial Information - 2003 through 2007

(Unaudited - in millions except per share data and other information data) All information restated to reflect discontinued operations.

	2003	2004	2005	2006	2007
BROKERAGE SEGMENT					
Revenues	$ 782.5	$ 863.5	$ 945.8	$ 1,006.8	$ 1,114.2
Earnings from continuing operations before income taxes	163.2	183.3	90.9	158.7	183.5
Earnings from continuing operations	97.7	108.3	43.4	92.7	112.3
Growth - revenues excluding retail contingent commissions	15%	10%	11%	10%	11%
Pretax profit margin (1)	18%	18%	15%	17%	16%
Diluted earnings per share from continuing operations	$ 1.05	$ 1.15	$ 0.45	$ 0.94	$ 1.15
RISK MANAGEMENT SEGMENT					
Revenues	$ 292.0	$ 345.5	$ 370.6	$ 401.3	$ 443.5
Earnings from continuing operations before income taxes	40.8	58.2	68.4	53.3	64.0
Earnings from continuing operations	24.4	35.5	40.3	32.0	39.6
Growth - revenues	17%	18%	7%	8%	11%
Pretax profit margin (1)	14%	17%	18%	14%	14%
Diluted earnings per share from continuing operations	$ 0.26	$ 0.37	$ 0.42	$ 0.33	$ 0.41
BROKERAGE & RISK MANAGEMENT COMBINED					
Revenues	$ 1,074.5	$ 1,209.0	$ 1,316.4	$ 1,408.1	$ 1,557.7
Earnings from continuing operations before income taxes	204.0	241.5	159.3	212.0	247.5
Earnings from continuing operations	122.1	143.8	83.7	124.7	151.9
Growth - revenues	15%	12%	10%	9%	11%
Pretax profit margin (1)	17%	18%	10%	15%	16%
Diluted earnings per share from continuing operations	$ 1.31	$ 1.52	$ 0.87	$ 1.27	$ 1.56
FINANCIAL SERVICES SEGMENT					
Investment income	$ 113.1	$ 163.2	$ 108.9	$ 87.1	$ 62.4
Investment gains (losses)	(24.5)	8.1	3.6	(25.1)	3.2
Earnings (loss) from continuing operations before income taxes	(20.9)	(7.3)	(146.4)	(57.5)	(47.4)
Earnings (loss) from continuing operations	17.6	44.1	(44.6)	3.7	2.7
Diluted earnings (loss) per share from continuing operations	$ 0.19	$ 0.47	$ (0.46)	$ 0.04	$ 0.03
TOTAL COMPANY					
Revenues	$ 1,163.1	$ 1,380.3	$ 1,428.9	$ 1,470.1	$ 1,623.3
Earnings from continuing operations before income taxes	183.1	234.2	12.9	154.5	200.1
Earnings from continuing operations	139.7	187.9	39.1	128.4	154.6
Diluted earnings per share from continuing operations	$ 1.50	$ 1.99	$ 0.41	$ 1.31	$ 1.59
Dividends declared per share	$ 0.72	$ 1.00	$ 1.12	$ 1.20	$ 1.24
CONDENSED BALANCE SHEET					
Total assets	$ 2,900.4	$ 3,233.3	$ 3,389.5	$ 3,420.1	$ 3,556.8
Total liabilities	$ 2,281.3	$ 2,472.3	$ 2,620.4	$ 2,556.0	$ 2,841.3
Total stockholders' equity	$ 619.1	$ 761.0	$ 769.1	$ 864.1	$ 715.5
OTHER INFORMATION					
Diluted weighted average shares (000s)	93,292	94,546	96,051	98,401	97,079
Common shares repurchased (000s)	2,864	1,783	76	1,165	9,235
Book value per share	$ 6.88	$ 8.26	$ 8.04	$ 8.78	$ 7.78
Annualized return on beginning stockholders' equity (2)	36%	47%	10%	37%	46%
Number of acquisitions closed	14	19	10	11	21
Workforce from continuing operations	6,613	7,657	7,953	8,533	9,102
Earnings from Continuing Operations, Before Litigation and Contingent Commission Related Matters, Claims Handling Obligations, Investment (Gains) Losses, Medical and Pension Plan Changes, Depreciation, Amortization, and Stock Compensation Expense (3)					
Earnings from continuing operations	$ 139.7	$ 187.9	$ 39.1	$ 128.4	$ 154.6
Litigation matters	-	-	204.6	9.0	-
Claims handling obligations	-	-	5.2	-	-
Investment (gains) losses	24.5	(8.1)	(3.6)	25.1	(3.2)
Medical and pension plan changes	-	-	-	7.5	-
Depreciation	28.9	32.2	31.8	30.9	29.3
Amortization	8.4	15.7	17.6	21.2	29.3
Amortization of deferred comp and restricted stock	7.6	10.0	7.2	8.6	6.7
Stock compensation expense	1.8	5.6	8.9	16.0	12.3
Tax effect	(28.5)	(22.2)	(104.6)	(47.3)	(29.8)
Earnings from continuing operations before litigation and contingent commission related matters, claims handling obligations, investment (gains) losses, medical and pension plan changes, depreciation, amortization and stock compensation expense	$ 182.4	$ 221.1	$ 206.2	$ 199.4	$ 199.2
On a diluted per share basis	$ 1.96	$ 2.34	$ 2.15	$ 2.03	$ 2.05

(1) Represents pretax earnings from continuing operations before the impact of pretax retail contingent commission related matters, medical and pension plan changes and claims handling obligations divided by total revenues, excluding retail contingent commissions.
(2) Represents year-to-date net earnings divided by total stockholders' equity, less net balance of goodwill and amortizable intangible assets, as of the beginning of the year.
(3) Represents earnings from continuing operations before the after-tax effect of the impact of litigation and contingent commission related matters, claims handling obligations,investment gains (losses), medical and pension plan changes, depreciation, amortization, amortization of deferred compensation and restricted stock expense and stock compensation expense.

For a more detailed and printer-friendly version, including complete SEC filings, see www.ajg.com.

INVESTMENT PROFILE JANUARY 2008 7

WHY INVEST?

Brokerage & Risk Management Earnings Before Retail

Contingent Commissions Matters, Claims-Handling

Obligations, Medical and Pension Plan Changes,

Depreciation, Amortization and Stock Compensation Expense*

$200 $175 $150 $125 $100 $75

$127 $154 $140 $175 $195

03 04 05 06 07

15% CAGR

Brokerage & Risk Management Pretax Earnings from Continuing Operations* (in millions)

$325 $275 $225 $175 $125

$175 $208 $199 $226 $243

03 04 05 06 07

12% CAGR

Dividends Per Share

$1.40 $1.20 $1.00 $0.80 $0.60 $0.40 $0.20 $0.00

$0.05 18% Average Annual Increase $1.28**

86 87 88 89 90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08

* All information as originally reported (excluding discontinued operations, litigation related matters, retail contingent commission related matters, medical and pension plan changes and claims handling obligations). See important disclosures regarding Non-GAAP measures.

** Indicated - On January 24, 2008, Gallagher’s Board of Directors declared a $0.32 per share quarterly dividend.

Arthur J. Gallagher & Co.

FOR ADDITIONAL INFORMATION:

Marsha J. Akin - Investor Relations | 630.773.3800

INVESTMENT PROFILE

JANUARY 2008